Exhibit 10.1

FIRST AMENDMENT TO

THE MOODY’S CORPORATION RETIREMENT ACCOUNT

Section 8.6(f) of the Moody’s Corporation Retirement Account (amended and restated effective as of December 18, 2013) is hereby added to read as follows, effective as of July 1, 2015:

(f)	100% Lump Sum Option. In addition to the forms of benefit available pursuant to Section 8.3 and this Section 8.6, a Member who is not receiving annuity payments as of June 30, 2015 may elect to receive his or her entire vested Accrued Benefit in the form of a lump sum payment as of his or her Benefit Commencement Date. Notwithstanding Section 8.6(d), a Member who has previously elected a 50% lump sum benefit pursuant thereto may elect a lump sum distribution of his remaining Accrued Benefit even if he has not yet attained his Early Retirement Date. The amount of such lump sum payment shall be equal to the Actuarial Present Value of one hundred percent (100%) of the Member’s vested Accrued Benefit (or remaining Accrued Benefit for a Member who has previously elected a 50% lump sum benefit) payable in a life annuity form of payment at the participant’s Benefit Commencement Date (determined using the mortality assumption in Section 1.2(b)(i) and the interest rate assumption in Section 1.2(b)(ii)(C)).